Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Liberty Oilfield Services Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2018 (“Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Form 10-K.

Date: February 28, 2019

By: /s/ Christopher A. Wright
Christopher A. Wright
Chief Executive Officer
(Principal Executive Officer)